August 12, 2020

Cytocom, Inc.
3001 Aloma Ave.
Winter Park, FL 32792

Attn: Michael K Handley, CEO, via email to mike.handley@cytocom.com

Re: Agreement and Representations

The Board of Immune Therapeutics, Inc. ("Immune" or "Assignor") approved the restructuring of Immune in October of 2019, which included a conversion of Immune promissory notes into a proposed new class of Series D Preferred equity. However, Immune was unable to obtain the requisite shareholder approval to issue the Series D Preferred equity, so that the plan to convert the debt into a Series D could not be completed.

Because of the inability to complete the initially approved restructuring, Immune pursued alternatives to the original restructuring strategy. As part of this new approach, Immune agreed to transfer to Cytocom the License Agreement of May 1, 2018 between Cytocom, Inc. ("Cytocom" or "Assignee") and Immune relating to Lodonal ("LDN") and Met-enkephalin ("MENK") (the "License"), in exchange for Cytocom assuming and agreeing to pay certain accounts payable, an accrual, notes and employee past due compensation of Immune.

NOW, THEREFORE, in consideration of the covenants, agreements, representations and/or warranties of Assignor and Assignee set forth herein and, in the Assignment Agreements, Side Letters, Employee Settlement Agreements, and Non-disparagement Agreement (each as defined below), and other good and valuable consideration, the sufficiency of which are hereby acknowledged by each of Assignor (Immune) and Assignee (Cytocom), Assignor and Assignee do hereby agree as follows:

1. Assignor hereby assigns all of its right, title and interest in and to LDN and MENK in Developing Markets and the License, effective immediately upon completion of the Assignment Agreements (as defined below).

2. Assignor warrants and represents that attached hereto and made a part hereof includes a true, correct and complete listing of all Immune accounts payable, an accrual, notes, and employee past due compensation to be assumed by Assignee, which consists of (i) accounts payable obligations listed in Exhibit A that total $631,075 ("Accounts Payable Obligations"), (ii) an accrual obligation listed in Exhibit A that totals $421,048 ("Accrual Obligation"), (iii) promissory notes and other loan obligations listed in Exhibit B that total $3,038,107 ("Note Obligations") and (iv) employee obligations listed in Exhibit C that total $1,110,567 ("Employee Obligations"); each of (i) through (iv) collectively totaling $5,200,797 (the "Obligations") (for convenience, see attached "SUMMARY").

KR

3. To the knowledge of Immune, all material information and communications relating to the Obligations, including email communications and verbal representations or agreements with investors, Immune shareholders or debt holders, have been provided to Cytocom.

4. To the knowledge of Immune, there are no agreements or instruments between Immune and Immune shareholders or debt holders relating to the Obligations that have not been disclosed to Cytocom.

5. Cytocom represents and warrants that the Executive Summary and unaudited financial statements of Cytocom provided to Immune do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

6. To the knowledge of Immune, there are no consents or approvals required ("Required Consent") for Cytocom to assume the Accounts Payable Obligations. Should any Required Consent exist, Immune will obtain such consent or approval.

7. Cytocom will assume the Accounts Payable Obligations, provided that any Required Consent is received by Cytocom no later than September 31, 2020. Such assumption shall be completed pursuant to an AP Assignment and Assumption Agreement in a form mutually acceptable to the parties, and otherwise consistent with the terms hereof.

8. Cytocom will assume the Accrual Obligation, provided that CATO's approval of said assumption is received by Cytocom no later than September 31, 2020.

9. Immediately following execution of this letter agreement, Immune agrees to send assignment packages to each holder of such Note Obligations including the Consent to Assignment, Assumption and Amendment of Promissory Note and Release Agreements ("Assignment Agreements") for execution by each such holder. Immune agrees to provide Cytocom with a copy of each such executed Assignment Agreement.

10. Cytocom will assume the Note Obligations, provided that each such note holder executes an Assignment Agreement and a Side Letter to the Consent to Assignment, Assumption and Amendment of Promissory Note and Release Agreements ("Side Letter").

11. Cytocom will assume the Employee Obligations, provided that each such employee executes an Employee Settlement Agreement containing standard releases with respect to all employment obligations owed to them by Immune. Immune agrees to provide Cytocom with a copy of each such executed Employee Settlement Agreement.

12. In connection with the License, Cytocom and Immune will enter into a mutually acceptable non-disparagement and release agreement ("Non-Disparagement Agreement") between the parties.

13. If up to or including September 31, 2020, any event or development shall occur or condition shall exist as a result of which makes the representations and warranties of either party in

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this letter agreement untrue, then such party shall, (i) immediately notify the other party, (ii) prepare such amendments or supplements as may be necessary to correct or supplement such information, and (iii) provide such amendments or supplements to the other party.

14. Binding Effect. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

15. Governing Law. This letter agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

16. Amendment and Waiver. No term of this letter agreement may be amended, terminated or waived except in writing signed by all of the parties hereto.

17. Further Assurances. The parties agree to execute any further documents, and to take any further actions reasonably requested by either party to effectuate the agreements between the parties reflected herein.

18. Final Agreement. Except for the License, Assignment Agreements, Side Letters, Employee Settlement Agreements, and Non-disparagement Agreement, this letter agreement contains the full understanding and agreement of the parties with respect to the matters contained herein and supersedes any and all prior agreements or understandings, except as mutually agreed in writing between the parties.

19. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall be deemed one agreement.

Sincerely,

Immune Therapeutics, Inc.

By: ______________________
Kevin Phelps
Chief Executive Officer

Accepted and agreed:

Cytocom, Inc.

By: Michael K Handley (Aug 16, 2020 19:47 MDT)
Michael Handley
Chief Executive Officer

By: ______________________
Noreen Griffin
President, Director

KP

SUMMARY

Summary of Total Liabilities and Obligations to be Assumed By Cytocom

Element of Consideration	Assigned to Cytocom from IMUN
Accounts Payable (Exhibit A)	$631,075
Accrual (Exhibit A)	$421,048
Note Assignments (Exhibit B)	$3,038,107
Employee Obligations (Exhibit C)	$1,110,567
Total Obligations Assumed	$5,200,797

KL

EXHIBIT A

Immune Accounts Payable and Accrual to be Assumed By Cytocom

Accounts Payable	
Dr Clifford Selsky	250,000
eMax Health Inc	120,000
Terry Grossman MD	50,000
Nagavator Speciality Insurance Comp:	19,519
Larry Martin	59,129
Maxim Group	10,000
Nicholas Plotnikoff	105,000
Pixelheads Inc	216
Gateway Medical	13,000
VI Pharma	4,211
Total Accounts Payable	631,075
Acrruals	
CATO	421,048

KP

EXHIBIT B

Promissory Notes To Be Assumed By Cytocom

Promissory Notes	
Alan Cunningham	136,354
Chris Dunk	207,580
Christopher Pearce Family Trust	71,552
Danny Katz	112,403
David Gebers	68,458
George Sasko	54,393
H Dean Rhodes	27,256
Harbor Pallets/ Randall Sumrall	221,856
Joel Yanowitz	122,578
Kevin Baldridge	56,312
Maurice Lombardo	55,876
Paul Akin	203,275
Raster Investments LLC	162,619
Richard Gostanian	698,899
Robert J Dailey	700,415
Roger Bozarth	27,462
Rogoff Family Trust	54,944
Steven De Laet	55,875
Grand Total	3,038,107

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EXHIBIT C

Employee Liabilities to Be Assumed by Cytocom

Defered Compensation	
Noreen Griffin	706,287
Kelly Wilson	182,871
Robert Wilson	115,000
Johnny Shan	106,409
Employee Obligations	1,110,567

Cytocom signed letter

Final Audit Report 2020-08-17

Created:	2020-08-16
By:	Kelly Wilson (kelly.wilson@cytocom.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAASxcrnmWQyaSXhY0h-fDGR5RUcboyPbyR

"Cytocom signed letter" History

- Document created by Kelly Wilson (kelly.wilson@cytocom.com)
  2020-08-16 - 10:48:29 PM GMT- IP address: 107.145.237.71

- Document emailed to Michael K Handley (mike.handley@cytocom.com) for signature
  2020-08-16 - 10:48:59 PM GMT

- Document emailed to Noreen Griffin (noreen.griffin@cytocom.com) for signature
  2020-08-16 - 10:48:59 PM GMT

- Document e-signed by Noreen Griffin (noreen.griffin@cytocom.com)
  Signature Date: 2020-08-16 - 10:49:43 PM GMT - Time Source: server- IP address: 107.145.237.71

- Email viewed by Michael K Handley (mike.handley@cytocom.com)
  2020-08-17 - 1:47:03 AM GMT- IP address: 71.196.181.212

- Document e-signed by Michael K Handley (mike.handley@cytocom.com)
  Signature Date: 2020-08-17 - 1:47:38 AM GMT - Time Source: server- IP address: 71.196.181.212

- Signed document emailed to Noreen Griffin (noreen.griffin@cytocom.com), finance@cytocom.com, Michael K Handley (mike.handley@cytocom.com), legal@cytocom.com, and 1 more
  2020-08-17 - 1:47:38 AM GMT